BRIAN F. FAULKNER
                         A PROFESSIONAL LAW CORPORATION
                         27127 CALLE ARROYO, SUITE 1923
                      SAN JUAN CAPISTRANO, CALIFORNIA 92675
                                 (949) 240-1361


July 18, 2003


U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  IBIZ Technology Corp. - Form S-8

Dear Sir/Madame:

         I have acted as counsel to IBIZ Technology Corp., a Florida corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 50,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                              Sincerely,


                                              /s/  Brian F. Faulkner
                                              ----------------------
                                              Brian F. Faulkner, Esq.